Exhibit 6(V)

COLLATERAL ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT

THIS COLLATERAL ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT (this “Assignment”) is made as of January 10, 2024 by SPSS DEVELOPER LLC, a Delaware limited liability company (“SPSS”) and GK STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company (“GK Station Plaza” and together with SPSS, collectively, “Assignor”) to and in favor of GK INVESTMENT PROPERTY HOLDINGS II, LLC, a Delaware limited liability company (“Lender” or “Secured Party”).

RECITALS

A.            Pursuant to that certain Promissory Note (as amended, modified and restated from time to time, the “Note”), dated as of even date herewith, Lender has agreed to make a loan (the “Loan”) in the original principal amount of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), to Station Plaza Self-Storage LLC, a Delaware limited liability company (the “Company”).

B.             In order to secure the payment and performance of the indebtedness and obligations of the Company under the Note, Assignor has agreed to assign and pledge to Secured Party, and grant Secured Party a first priority, properly perfected, valid and enforceable assignment of and security interest in, all of Assignor’s ownership interests (as more particularly defined in Section 1.1, the “Ownership Interests”) in the Company, on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Assignor and Secured Party hereby agree as follows:

1.	DEFINITIONS

1.1.          Definitions. All capitalized terms used in this Assignment, including, without limitation, the terms defined in the foregoing recitals, shall have the meanings set forth in this Assignment or, if said terms are not defined in this Assignment, shall have the meanings of the same defined terms set forth in the Note, which definitions are hereby incorporated in their entirety by this reference as though specifically set forth herein. In addition, the following capitalized terms shall have the meaning hereinafter set forth:

“Admission Date” shall mean the date on which Secured Party is or shall be fully admitted as a member of the Company, and assumes and agrees to be bound by, in writing, the Governing Agreements.

“Assignment Documents” shall mean, collectively, this Assignment, the Financing Statements and all other documents, certificates, affidavits and instruments now or hereafter evidencing, securing or relating in any way to any of the foregoing executed by Assignor, the payment of the indebtedness or the observance or performance of the obligations evidenced and/or secured thereby, as said documents may be amended, modified, extended, spread, consolidated, restated, increased or replaced from time to time.

“Bankruptcy Rights” shall mean, individually and collectively, all benefits, rights and remedies arising from or as a result of the status of the holders of the Ownership Interests as equity security holders in the Company, including receiving all distributions of cash or other property, arising out of any Insolvency Proceeding, voting on any plan of reorganization or liquidation, objecting or consenting to or participating in any matter that may be raised in such Insolvency Proceeding, and filing proofs of claim and/or proofs of interest permitted to be filed under Section 501(a) of the Bankruptcy Code in any Insolvency Proceeding, and all proceeds of any of the foregoing, and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Secured Party, may be necessary or advisable in connection with any of the foregoing.

“Certificates” shall mean the original executed certificated security in registered form which represents Assignor’s limited liability company interests in Owner, copies of which are attached hereto as Exhibit A-2 attached hereto and made a part hereof and duly “indorsed in blank” within the meaning of the Code in a manner sufficient to provide Assignor with “control” of such certificated security within the meaning of Section 8-106 of the Code concurrently with the execution and delivery of this Pledge Agreement.

“Certificate of Formation” shall mean that certain Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as the same may be amended, modified, extended, restated or replaced from time to time in accordance with the terms thereof.

“Code” shall mean the Uniform Commercial Code as enacted in the State of Delaware and in each other jurisdiction having applicability to the perfection of the liens and security interests granted herein, as amended and/or re-enacted from time to time, provided, however, that for purposes of perfection, the effect of perfection or nonperfection, and the priority of a security interest in collateral, the Uniform Commercial Code enacted in Delaware shall govern.

“Equity Distributions” shall mean collectively, whether now existing or hereafter arising or acquired, all payments, dividends, issues, profits and distributions, whether in the form of cash, property or otherwise, which are now or may hereafter become due as a result of, arising out of, on account of, or in connection with the Ownership Interests and/or the Bankruptcy Rights, and the proceeds of any of the foregoing, including all distributions of cash or property arising out of any of the foregoing, and the proceeds of any of the foregoing, and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Secured Party, may be necessary or advisable in connection with any of the foregoing.

“Equity Rights” shall mean collectively, whether now existing and hereafter arising or acquired, all benefits, rights and remedies of the holders of the Ownership Interests as a result of, arising out of, on account of, or in connection with the Ownership Interests, including the rights to exercise all voting, consensual and other powers of ownership pertaining to the Ownership Interests, and all proceeds of any of the foregoing and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Secured Party, may be necessary or advisable in connection with any of the foregoing.

“Event of Default” shall mean the happening or occurrence of any event described in Section 5.1 hereof.

“Financing Statements” shall mean, individually and collectively, each and all of the UCC- 1 Financing Statements executed, if necessary, and delivered by Assignor, as debtor therein, in favor of Secured Party, as secured creditor, pursuant to this Assignment, as the same may be amended, modified, extended, continued, restated or replaced from time to time in accordance with the Code.

“Governing Agreements” shall mean collectively (i) the Limited Liability Company Agreement of the Company, as same may be amended, modified, extended, restated or replaced from time to time in accordance with the terms thereof, with the approval of Secured Party to the extent required and (ii) the Certificate of Formation of the Company.

“Governmental Authority” shall mean the United States of America, any State, any county, city or any other political subdivision, or any other political subdivision, agency or instrumentality exercising or claiming jurisdiction over Assignor or the Company.

“Indebtedness” shall mean any and all amounts owed by Assignor to Secured Party pursuant to the Note.

“Insolvency Proceeding” shall mean any proceeding brought under or pursuant to any bankruptcy, insolvency, receivership or similar law or laws of the United States or any other state or other jurisdiction, including the Bankruptcy Code, and any other law or laws of the United States or any other state or other jurisdiction which affect the rights of debtors and/or creditors generally, and shall include: (a) any proceeding seeking to appoint or appointing a receiver or trustee for Company and/or its Legal Representatives (as defined in Section 7.4 of this Assignment), successors and assigns (collectively, the “Borrower Parties”); (b) any proceeding filed by or against any of the Borrower Parties under the Bankruptcy Code; (c) any assignment by any of the Borrower Parties of all or substantially all of their respective assets for the benefit of creditors; (d) any proceeding or other action wherein all or substantially all of any of the Borrower Parties’ assets are attached, seized, subjected to a writ or distress warrant, or otherwise levied upon; and (e) any proceedings to set aside or avoid any transfer of an interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber or impose a lien thereon.

“Insolvent” shall have the meaning of the same terms under Sections 101(32) or 548 of the Bankruptcy Code.

“Legal Requirement” shall mean applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

“Ownership Interests” shall mean collectively, whether now existing and hereafter arising or acquired: (a) one hundred percent (100%) of the limited liability company interests in the Company under the Governing Agreements (all of which are and shall be owned by Assignor), together with the Certificate, (b) all Equity Distributions; (c) all Equity Rights; (d) all Bankruptcy Rights; and (e) all proceeds of any of the foregoing and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Secured Party, may be necessary or advisable in connection with any of the foregoing.

“Person” shall mean any person or entity, whether an individual, sole proprietorship, trust, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, institution, business association, firm, joint venture, Governmental Authority or otherwise.

“Secured Obligations” shall have the meaning set forth in Section 2.1.

“Securities Laws” shall mean, individually and collectively, the Securities Act of 1933, the Securities Exchange Act of 1934, and any and all other laws, regulations, rules, orders and decrees of any governmental authorities governing the issuance, sale, marketing, exchange or disposition of securities, as any of the foregoing are amended from time to time.

“Transfer Power” shall have the meaning given in Section 2.4 of this Assignment.

2.	ASSIGNMENT AND GRANT

2.1.         Obligations Secured. This Assignment is made by Assignor in favor of Secured Party to secure irrevocable and unconditional payment and performance of the obligations, whether now existing or hereafter arising, by the Company under the Note and of Assignor under the Assignment Documents, including each and all of the representations, warranties, covenants, obligations, liabilities, indemnities and duties of the Company under the Note (collectively, the “Secured Obligations”).

2.2.         Assignment/Grant of Security Interest. In order to secure the unconditional and irrevocable payment and performance of the Secured Obligations, Assignor does hereby unconditionally and irrevocably assign, convey, mortgage, pledge, hypothecate, transfer and set over to Secured Party, and does hereby grant to Secured Party, a properly perfected, valid and enforceable, assignment of and continuing security interest in the Ownership Interests as described on attached Exhibit A-2, and all certificates, instruments, or other writings representing or evidencing such interests including, specifically, but without limitation, the Certificates. This Assignment is intended to be a security agreement under the Code with respect to all or any portion of the Ownership Interests and all products and cash and non-cash proceeds thereof to the full extent that, under applicable law, the Ownership Interests may be subject to a security interest under the Code, whether acquired as of the date of this Assignment or in the future.

2.3.         Financing Statements. Assignor does hereby authorize Secured Party to file concurrently with the execution of this Assignment such UCC Financing Statements in such locations as are necessary, and to take all such other actions and make such further filings as Secured Party may request, in order to perfect Secured Party’s continuing security interest in the Ownership Interests pursuant hereto. The Financing Statements shall be in form acceptable for filing in each jurisdiction in which the same are to be filed, shall comply in all respects with the Code. Assignor hereby agrees to pay all filing fees and other costs incurred in connection with the filing of such Financing Statements.

2.4.         Transfer Power and Certificate. Contemporaneously with his execution of this Assignment, Assignor shall deliver to Secured Party the original transfer powers (the “Transfer Power”) substantially in the forms of the attached Exhibit C, which Transfer Power shall be executed by each Assignor in blank and shall irrevocably sell, assign and transfer all of the Ownership Interests owned by Assignor, as a member of the Company. Secured Party shall be entitled to complete the Transfer Power at any time following the occurrence of an Event of Default in connection with its exercise of any of the remedies provided in Article 4 of this Assignment.

2.5.         Assignment to be Absolute. Assignor expressly agrees that until the Indebtedness is paid and performed in full, and each and every term, covenant and condition of this Assignment is fully performed, Assignor shall not be released by or because of:

(a)           Any act or event which might otherwise discharge, reduce, limit or modify Assignor’s obligations under this Assignment;

(b)           Any waiver, extension, modification, forbearance, delay or other act or omission of Secured Party, or its failure to proceed promptly or otherwise against Assignor or any security;

(c)           Any action, omission or circumstance which might increase the likelihood that Assignor may be called upon to perform under this Assignment; or

(d)          The existence of an Insolvency Proceeding and as a result thereof some or all of the Indebtedness being terminated, rejected, discharged, modified or abrogated.

Assignor hereby acknowledges that absent this Section 2.5, Assignor might have a defense to the enforcement of this Assignment as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Assignor hereby expressly waives and surrenders any defense to any liability under this Assignment based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Assignor that Assignor’s obligations under this Assignment are and shall be absolute, unconditional and irrevocable.

2.6.         Receipt of Equity Distributions/Exercise of Equity Rights.

(a)           Generally. Secured Party shall have the sole right and authority to collect, receive and exercise all rights and enjoy all benefits arising from or as a result of the Ownership Interests and/or Assignor’s status as an equity security holder in the Company, including receiving all Equity Distributions until the Indebtedness shall have been paid in full and all obligations under the Note has been satisfied.

(b)           Bankruptcy Rights. In the event Assignor is the subject of any Insolvency Proceeding which is not dismissed within the applicable cure period set forth in the Note, if any, and regardless of whether there has occurred an Event of Default, Secured Party shall have sole right and authority, to collect, receive and exercise all rights and enjoy all benefits arising from or as a result of the Ownership Interests and/or Assignor’s status as an equity security holder in the Company, including receiving all Equity Distributions, exercising all Bankruptcy Rights, and exercising all other Equity Rights in such manner as Secured Party elects, in its sole and absolute discretion, and Secured Party shall have no obligation or liability whatsoever to Assignor on account of Secured Party’s receipt of any Ownership Interests, Equity Distributions or exercise of, or failure to exercise, any Equity Rights or Bankruptcy Rights. Assignor hereby irrevocably and unconditionally appoints Secured Party as its attorney-in-fact, such appointment being coupled with an interest, with authority to exercise each and all of the Bankruptcy Rights in the place and stead of Assignor in such manner as Secured Party shall elect in its sole discretion. Further, Assignor hereby agrees that Secured Party shall have no liability whatsoever for exercising or failing to exercise any of the Bankruptcy Rights.

2.7.   No Assumption by Secured Party. Notwithstanding any of the foregoing, irrespective of whether there has occurred an Event of Default and whether or not Secured Party shall have foreclosed or otherwise realized on the Ownership Interests, neither this Assignment, receipt by Secured Party of any Equity Distributions, exercise by Secured Party of any Equity Rights nor any exercise by Secured Party of any of its rights and remedies hereunder shall in any way obligate Secured Party to assume, or constitute or be deemed to constitute an assumption of, any of Assignor’s obligations, duties, expenses or liabilities with respect to the Ownership Interests. Assignor acknowledges and agrees that it shall at all times remain liable for performance of all obligations, duties, expenses or liabilities with respect to the Ownership Interests, regardless of whether there has occurred an Event of Default and whether or not Secured Party shall have foreclosed or otherwise realized on the Ownership Interests, and that Secured Party shall in no event be liable therefor or deemed to have assumed the same.

3.	REPRESENTATIONS AND WARRANTIES

Assignor hereby makes the following representations and warranties for the benefit of Secured Party, all of which representations and warranties shall be deemed to be continuing and continually remade until the full, unconditional and irrevocable payment and performance of all Secured Obligations:

3.1.         Organizational Status. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and in good standing and qualified to conduct its business in the State of Nevada and each other jurisdiction in which it does business.

3.2.         Power and Authority; Residency. Assignor has full power and authority to enter into and perform this Assignment, each and all of the documents and certificates executed or to be executed and delivered by Assignor in connection herewith, each of the other Assignment Documents and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. Further, Assignor has, by all necessary action, validly authorized the execution, delivery and performance of this Assignment, each and all of the documents and certificates executed or to be executed and delivered by Assignor in connection herewith, each of the other Assignment Documents and the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. Assignor’s chief executive office is in the State of Illinois.

3.3.         Assignment Binding. This Assignment, each of the documents and certificates executed and delivered, or to be executed and delivered, by Assignor are, or will be when executed and delivered, the legal, valid and binding obligations of Assignor, enforceable against it in accordance with the terms hereof and thereof. The Consent of the Company attached to this Assignment (the “Company Consent”) is, or will be when executed and delivered, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and the terms of this Assignment.

3.4.          Actions Against the Company. Assignor has no knowledge of any action, proceeding or Insolvency Proceeding pending or threatened against the Company that would affect or impair the agreements made by Company in the Company Consent.

3.5.          Approvals. Neither the execution nor delivery of this Assignment, the documents and certificates to be executed and delivered in connection herewith, the other Assignment Documents, nor the consummation or performance of the transactions contemplated hereby or thereby, require the consent or approval of any Governmental Authority or any other Person other than the Company.

3.6.          No Duress. This Assignment is made voluntarily without any duress or undue influence of any kind.

3.7.          No Violation of Laws, etc. Neither this Assignment, any of the other documents or certificates to be executed in connection herewith or any of the other Assignment Documents or transactions contemplated thereby violate or are in contravention of: (a) the Governing Agreements; (b) to the knowledge of Assignor, any Legal Requirements applicable to Assignor or any of the assets of Assignor; or (c) to the knowledge of Assignor, any other mortgage, pledge, indenture, lease, security agreement or other agreement to which Assignor is a party.

3.8.         Solvency; No Fraudulent Conveyance. Assignor represents and warrants that it is not Insolvent and will not become Insolvent as a result of entering into this Assignment or the transactions contemplated hereby; that this Assignment is not being made by Assignor with any intent to hinder, delay or defraud any creditors to which Assignor is or may hereafter become indebted; that Assignor is not engaged in business or any transactions, including the transactions contemplated hereunder, or is about to engage in any business or any transactions, for which any of his remaining property is unreasonably small capital; and that he does not intend to incur or believe that he will incur, debts that would be beyond his ability to pay as such debts mature. Assignor acknowledges that he is receiving new, fair, reasonably equivalent value in exchange for this Assignment and the transactions contemplated hereby, and affirmatively represents that neither his entry into this Assignment nor the consummation of the transactions contemplated hereby constitutes a fraudulent conveyance or preferential transfer under the Bankruptcy Code or any other federal, state or local laws affecting the rights of creditors generally.

3.9.         Ownership of Ownership Interests. Assignor is the legal, record and beneficial owner of, and has good and marketable title to, the Ownership Interests, as the same are set forth on Exhibit A-1 attached hereto and evidenced by the Certificate, subject to no lien or encumbrance other than the lien and security interest created hereby. Assignor is the sole legal, record and beneficial owner of, and has good and marketable title to, one hundred percent (100%) of all of the Ownership Interests in and to the Company, and evidenced by the Certificates. Except for the assignment to Secured Party pursuant hereto, there has been no prior Transfer (as defined in Section 4.1) of any of the Ownership Interests.

3.10.       No Other Certificates. The Ownership Interests are evidenced and represented by the Certificates, the Operating Agreement of the Company and the books and records of the Company for purposes of registering the ownership of the Ownership Interests. However, to the extent that in the future there exist any such certificates, instruments or writings, Assignor shall deliver all such other certificates, instruments or writings to Lender, together with all such endorsements, authorizations, grants of power or certifications necessary to confer upon Lender all benefits and entitlements granted hereunder. The Ownership Interests are “certificated securities” within the meaning of the Uniform Commercial Code and shall be in bearer form or, if in registered form, shall be accompanied by undated blank endorsement (in a form attached to Exhibit C hereto), note power or other necessary instruments of transfer, registration or assignment, duly executed in blank and in form and substance satisfactory to Lender. The terms of the Certificate expressly provide that it is a security governed by Article 8 of the UCC as in effect in each applicable jurisdiction. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at any time, in its discretion, to transfer to or to register in the name of Lender or its nominee any or all of the Ownership Interests. Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Assignor, to transfer to, and to designate on the endorsement attached to the Certificate, any Person to whom the Ownership Interests are sold in accordance with the provisions hereof. No certificates may be issued by the Company without Secured Party's prior written consent.

3.11.       Security Interest/Place of Business. Upon the execution and delivery hereof, the delivery of the Certificates, and the filing of the Financing Statements in the locations shown on the attached Exhibit D, this Assignment will create in favor of Secured Party a valid and enforceable, properly perfected lien on all of the Ownership Interests, subject to no lien or other encumbrance other than as created hereby. Further, the lien and security interest granted to Secured Party pursuant hereto shall at all times be and remain a properly perfected, valid and enforceable lien on the Ownership Interests subject to no other lien.

3.12.      Governing Agreements. Assignor is not in default of any of its obligations under the Governing Agreements; Assignor has delivered to Secured Party a true, correct and complete copy of the Governing Agreements (including all amendments thereto) and all other agreements, if any, governing the operation or affairs of the Company; and the Governing Agreements are in full force and effect in accordance with their terms.

4.	COVENANTS

Until such time as the Secured Obligations are fully, unconditionally and irrevocably paid and performed in full, Assignor hereby covenant and agree as follows:

4.1.         No Assignment. There shall be no conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance, charge or alienation (or any agreement to do any of the foregoing) of, in or to any of the Ownership Interests, whether directly, indirectly, voluntarily or involuntarily, by operation of law or otherwise (“Transfer”), without the prior written consent of Secured Party, which consent may be granted, conditioned or withheld in Secured Party’s sole discretion. Assignor hereby acknowledges and agrees that no Transfer of any of the Ownership Interests, whether or not consented to by Secured Party (no consent to any such sale, assignment, pledge, hypothecation, conveyance or other transfer being implied hereby) shall be effective unless and until such transferee or successor executes, delivers, files and records, as applicable, an assumption agreement, in the form and content satisfactory to Secured Party, in its sole discretion, agreeing to assign the Ownership Interests to be transferred in accordance with the provisions of this Assignment and assume, be bound by and to comply with and join in the terms and conditions of this Assignment and the Financing Statements, and further takes such other actions and delivers such other documents, instruments and certificates as Secured Party may request for purposes of preserving, maintaining, continuing and perfecting the valid and enforceable, lien and security interest created hereby in such Ownership Interests. Further, Assignor hereby covenants and agrees that it will not consent to the admission of any new or substitute member in the Company unless the foregoing conditions have been fully satisfied. Assignor hereby covenants and agrees that any attempted Transfer of any Ownership Interest not in accordance with the foregoing shall be ineffective and deemed null and void, ab initio.

4.2.         Company Books and Records. Assignor shall take, or cause to be taken, all such actions as are necessary to cause the Company and Assignor to mark their respective books and records with a notation that Assignor has assigned and pledged its Ownership Interests to Secured Party pursuant hereto and to keep as a part of such books and records a fully signed copy of this Assignment and each of the other Assignment Documents.

4.3.         Compliance with Securities Laws. Assignor shall take all such actions as are necessary, and shall cause the Company, to comply in all respects with all applicable Securities Laws.

4.4.         No Consent to Reorganization, etc. Assignor shall not consent to any dissolution, consolidation, merger, transfer, reorganization, reclassification or other similar action by the Company without the express written consent of Secured Party, which consent may be withheld, conditioned or delayed in Secured Party’s sole and absolute discretion.

4.5.         Protection of Ownership Interests. Assignor will protect and defend Secured Party’s right, title, claim of possession, lien and security interest in and to the Ownership Interests against the claims and demands of all Persons whomsoever. Further, Assignor shall pay and discharge as and when due all liens, claims, charges, taxes, other governmental charges and contractual obligations that may affect his Ownership Interests or any portion thereof

4.6.         Performance under Governing Agreements. Assignor shall fully and timely perform each and all of his obligations under the Governing Agreements in accordance with the terms thereof, and shall provide Secured Party with written notice of any default by Assignor under the Governing Agreements promptly upon the occurrence of such default. This Section 4.6 shall be deemed to amend and modify the Governing Agreements to provide that the Ownership Interests in the Company constitute securities subject to the provisions of Article 8 of the Code and to designate Secured Party as a “protected purchaser” pursuant to Section 8-303 of the Code. Assignor covenants and agrees that, until such time as the Indebtedness is paid in full, Assignor will not amend any of the Governing Agreements to “opt out” of Article 8 or to indicate that the Ownership Interests in the Company are not securities subject to the provisions of said Article 8.

4.7.         Notice of Default. Assignor shall notify Secured Party of the existence of any Event of Default, or any event or condition which with the giving of notice, the passages of time or both could reasonably constitute an Event of Default, promptly upon obtaining knowledge of the existence thereof

4.8.         Change of Address. No later than thirty (30) days prior to any change in address or principal place of business, as applicable, by Assignor from the address or principal place of business set forth on Exhibit A-1 attached hereto, Assignor shall notify Secured Party in writing of such change in address or principal place of business, as applicable, and include in such notice the full and complete new address and principal place of business for Assignor.

4.9.         No Joint Venture. Assignor hereby covenants and agrees that, until the Admission Date, neither Assignor nor any Person claiming by, through or under any of them, will assert or make a claim against Secured Party that Secured Party is a shareholder, member, member, insider or joint venturer of the Company or Assignor. Assignor hereby agrees to indemnify, defend and hold Secured Party harmless from and against any and all claims, demands, losses, costs (including reasonable attorneys’ fees, whether incurred in connection with nonjudicial action, prior to trial, at trial or on appeal or review, including in any Insolvency Proceeding), damages (including special and consequential) and expenses incurred or suffered by Secured Party as a result of any assertion by the Company or Assignor, either directly or indirectly, or any Person claiming by, through or under any of them, or if Assignor assists any Person in asserting, that Secured Party was at any time a shareholder, member, partner, insider or joint venturer of the Company or Assignor prior to the Admission Date by virtue of this Assignment, the transactions contemplated thereby or otherwise.

4.10.       Delivery of Certificates. Assignor hereby agrees: (a) to deliver to Secured Party, immediately upon receipt thereof, any and all instruments, certificates or other documents, whether now or hereafter existing, evidencing any of the Ownership Interests; and (b) to execute and deliver a notice of Secured Party’s first priority, perfected, exclusive and continuing security interest in the Ownership Interests (which notice shall be in form and substance satisfactory to Secured Party and may require an acknowledgement from the addressee), to any third party which now has or may have the ability under applicable law or the terms of any agreement to record transfers of, or to transfer, any of the Ownership Interests (whether at the discretion of the Assignor or otherwise). Assignor hereby irrevocably and unconditionally appoints Secured Party as Assignor’s attorney- in-fact with authority at any time or times from and after an Event of Default to take any of the foregoing actions on behalf of Assignor, such appointment being coupled with an interest.

5.	DEFAULTS/REMEDIES

5.1.         Events of Default. The occurrence at any time of any of the following events, shall constitute an “Event of Default” hereunder:

(a)           if any of the Equity Distributions are collected, received, handled, applied and disbursed other than strictly in accordance with the terms of this Assignment;

(b)          if there occurs any default in the due observance or performance of any of non-monetary or other covenants or obligations in this Assignment (except as may be otherwise specified herein) or breach in any material respect of any representation or warranty set forth herein, and the same is not cured within ten (10) days after the giving of written notice by Secured Party;

(c)           this Assignment and the Transfer Power shall cease to be an exclusive valid and enforceable, properly perfected lien upon and security interest in the Ownership Interests, or shall fail to give Secured Party the benefit of the liens, security interests, rights, powers and benefits created thereby in accordance with the terms hereof;

(d)           there occurs an event of insolvency with respect to Assignor or Assignor is the subject of an Insolvency Proceeding (except that involuntary bankruptcy filings may be vacated or withdrawn within thirty (30) days prior to being deemed an Event of Default); and/or

(e)           the occurrence of an Event of Default or Default under the Note, it being expressly understood that the term “Event of Default” or “Default” as used herein shall have each and all of the meanings assigned thereto in Note, all of which are hereby incorporated into this Assignment by this reference.

5.2.         Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right, at its sole option, to exercise from time to time any or all of the rights and remedies provided for herein, in the other Assignment Documents, at law or in equity, including the following:

(a)           the rights and remedies of a secured creditor under the Code;

(b)           the right to receive directly any and all amounts payable in respect of the Ownership Interests, including all Equity Distributions, and the right to exercise all Equity Rights;

(c)           the right to sell (or resell in the event of a default under any sale) all or any portion of the Ownership Interests, at any public or private sale on such terms and conditions as Secured Party deems appropriate and as may be otherwise required under the Code or applicable law in accordance with this Assignment, and Assignor shall cooperate and cause the Company to cooperate with Secured Party and shall execute and deliver all documents and take any and all actions as may be necessary or requested by Secured Party to assign all of the Ownership Interests to Secured Party or any designee and/or to any purchaser of the Ownership Interests at such sale, to admit Secured Party or any designee and/or any such purchaser as a member of the Company, and comply with all Securities Laws in connection therewith;

(d)           recover from Assignor any and all losses, damages (of whatsoever kind or nature), costs (including reasonable attorneys’ fees) and expenses suffered or incurred by Secured Party as a result of any default or Event of Default, and Assignor hereby agrees to indemnify Secured Party for the same;

(e)           seek specific performance of, including declaratory and injunctive relief to enforce, the terms and provisions of this Assignment and the other Assignment Documents;

(f)            exercise any and all other rights and remedies which may be available against Assignor, the Company or any other Person under this Assignment, any of the other Assignment Documents and/or otherwise afforded by law or in equity, subject to the applicable limitations on liability set forth in the Assignment Documents; and

(g)          apply to any court having jurisdiction for the appointment of a receiver for the Ownership Interests to take any or all of the actions set forth in this Section and if Secured Party elects to seek the appointment of a receiver at any time after an Event of Default has occurred and is continuing, Assignor and the Company, by their execution of this Assignment, expressly consent to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law; and immediately upon appointment of a receiver, Assignor shall surrender possession of the Ownership Interests to the receiver, and shall deliver to the receiver all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Ownership Interests.

5.3.          Sales. The following shall apply to any sale(s) (or resale(s)) of the Ownership Interests conducted by Secured Party pursuant to this Assignment.

(a)            Restrictions Permitted. Secured Party may restrict the number of potential bidders and purchasers in any such sale(s) and also may impose in any sale(s) such restrictions as Secured Party deems necessary or appropriate in order to cause such sales(s) to comply with all applicable laws, including Securities Laws. Such restrictions may include, without limitation, restricting purchasers and bidders to those who will represent and agree that they are purchasing the Ownership Interests for their own account, for investment purposes only, and not with a view to the distribution or resale of the Ownership Interests.

(b)            Private Sales. Assignor hereby acknowledges and agrees that, notwithstanding that a higher price may be obtained at a public sale of the Ownership Interests rather than a private sale thereof, a public sale of the Ownership Interests may be subject to registration requirements under Securities Laws and similar other legal restrictions which would make a public sale of the Ownership Interests impractical. Accordingly, Assignor hereby agrees that Secured Party shall be entitled to sell the Ownership Interests at a private sale on such terms and conditions as Secured Party deems acceptable and are otherwise commercially reasonable. Secured Party shall have no obligation to conduct a public sale of the Ownership Interests. Assignor hereby waives, to the fullest extent permitted by applicable, law, any right to require that the Ownership Interests be sold at a public sale and any claims that Assignor may have against Secured Party arising by reason of the fact that the price at which the Ownership Interests, or any part thereof may have been sold at a private sale was less than the price obtainable at a public sale.

(c)            No Obligation to Sell/Notice. Secured Party shall not be obligated to make any sale(s) of the Ownership Interests regardless of any notice of sale having been given, and Secured Party may adjourn any public or private sale from time to time and such sale may be made at the time and place to which it was adjourned. Assignor hereby agrees that to the extent notice of any such sale is required under the Code (notwithstanding the waiver thereof set forth herein), a period of ten (10) days from the time the notice is sent shall be a reasonable period of notification of a sale or other disposition of Ownership Interests by Secured Party.

(d)            No Liability. Secured Party shall have no liability as a result of the manner or terms of sale of the Ownership Interests, or any part thereof, at a public or private sale conducted in a manner and on terms that are commercially reasonable. All sales conducted by Secured Party shall be deemed to be commercially reasonable and, in any dispute as to the same, it shall be Assignor’s burden to prove that the manner or terms of such sale were not commercially reasonable.

(e)           Consummation of Sale. Any sale of, or other realization upon, any of the Ownership Interests shall operate to divest all of Assignor’s right, title, interest, claim and demand, either at law or in equity, in and to the Ownership Interests and each and every portion thereof, and each purchaser at any sale of the Ownership Interests shall hold the Ownership Interests so sold absolutely free from any claim or right of Assignor whatsoever, including any right of redemption, which right has been waived pursuant to this Assignment. Further, after any sale(s) of the Ownership Interests, Assignor hereby agrees to take such actions and execute such documents as may be necessary or appropriate to transfer the Ownership Interests to the purchaser and substitute such purchaser as a member in the Company, including executing and delivering any necessary transfer documents and amendments to the Governing Agreements as may be required. Assignor hereby irrevocably and unconditionally appoints Secured Party as its attorney-in-fact to take such actions and execute such documents, such appointment being coupled with an interest. No purchaser shall be obligated to assume or perform any obligations under the Governing Agreements except for the period from and after such purchaser’s admission as a member and then only after all actions necessary to effect its admission as a member have been consummated.

5.4.         Waiver of Rights by Assignor. Assignor, on behalf of itself and any Persons claiming by, through or under Assignor, hereby knowingly, intentionally and voluntarily waives: (a) presentment, demand, protest or any notice of any kind in connection with this Assignment; (b) notice in connection with Secured Party’s taking possession or disposing of all of any part of the Ownership Interests, including notice of any sale (or resale) thereof; (c) all claims, demands, liabilities and damages occasioned by such taking of possession or disposition; (d) all other requirements as to the times, place and terms of sale and other requirements with respect to Secured Party’s enforcement of its rights hereunder; and (e) all rights, if any, of redemption, appraisement, valuation, marshalling, stay, execution or moratorium now or hereafter in force under applicable law in order to prevent or delay the enforcement of this Assignment or any of the other Assignment Documents or the absolute sale of the Ownership Interests or any portion thereof.

5.5.         Rights Continuing. The rights and powers of Secured Party hereunder shall continue and remain in full force and effect until all Secured Obligations have been irrevocably and unconditionally paid and performed in full, and shall continue after sale of the Ownership Interests until expiration of any right of redemption, notwithstanding sale of the Ownership Interests to a purchaser other than Secured Party. Further, Assignor hereby acknowledges and agrees that Secured Party shall not be required to exercise its rights against any Person other than Assignor that is liable for all or any portion of the Secured Obligations or against any collateral for the Secured Obligations other than the Ownership Interests prior to exercising its rights and remedies against Assignor and the Ownership Interests pursuant hereto. Without affecting the liability of Assignor for payment and performance of the Secured Obligations and without affecting Secured Party’s lien and security interests in the Ownership Interests created hereby, Secured Party may release, at any time and from time to time, any Person liable for, or any security or other collateral for, the Secured Obligations.

5.6.         Expenses of Default. Assignor agrees to pay on demand the amount of all costs and expenses incurred by Secured Party in protecting and realizing on its interest in the Ownership Interests, and further agrees that if this Assignment is referred to an attorney for protecting or defending the priority of Secured Party’s interest in or lien on the Ownership Interests or for collecting or realizing thereon, Assignor shall pay upon demand all of Secured Party’s expenses, including reasonable attorneys’ fees and costs (whether incurred in connection with non-judicial action, prior to trial, at trial, or on appeal or review, including in any Insolvency Proceeding), other professional fees and costs, and expenses of title search and all court costs and costs of public officials, plus interest thereon at the Default Rate from the date incurred until paid in full to Lender. Assignor hereby further agrees that his obligation to pay such amounts shall be secured hereby and constitute a part of the Secured Obligations.

5.7.         No Waiver. The exercise by Secured Party of any one right or remedy hereunder, under any of the other Assignment Documents, or any other guaranty, at law or in equity shall not be a waiver of Secured Party’s right to exercise at the same time or thereafter any other right or remedy, and no delay in exercising or failing to exercise any rights or remedies of Secured Party hereunder, under any of the other Assignment Documents, at law or in equity, following any Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, in any one or more instances, or acceptance by Secured Party of partial payments or partial performance, shall constitute, or be deemed to constitute, a waiver of any such Event of Default, a waiver of the right to exercise any such rights or remedies at any time thereafter or upon the occurrence of any subsequent Event of Default, or a release, satisfaction or discharge of the terms hereof, of any of the other Assignment Documents, all such rights, remedies, terms and documents remaining continuously in force. Any waiver or release by Secured Party of any Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, or any waiver of rights or remedies hereunder, under any of the other Assignment Documents, at law or in equity (no obligation or agreement to waive or release or discharge any of the foregoing being implied hereby), may be effected only through a written document executed by Secured Party and then only to the extent of any waiver, release, discharge or satisfaction specifically set forth therein. A waiver or release in connection with any one event or any particular right or remedy shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Secured Party’s rights or remedies hereunder, subsequent event or as a bar to any subsequent exercise of Secured Party’s rights or remedies hereunder, under any of the other Assignment Documents, at law or in equity. Secured Party shall not be required to give notice of the exercise of these rights or remedies hereunder, under any of the other Assignment Documents, at law or in equity, all such notice having been waived by the Assignor pursuant hereto.

5.8.         Remedies Cumulative. The remedies of Secured Party provided for herein, in any of the other Assignment Documents, at law or in equity upon the occurrence of an Event of Default shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Secured Party, and may be exercised as often as occasion therefor shall arise, as determined by Secured Party in its sole discretion.

5.9.         Revival and Reinstatement. If Secured Party is required to pay, return or restore to Assignor or any other person any amounts previously paid on the Indebtedness because of any Insolvency Proceeding of Assignor, any stop notice or any other reason, the obligations of Assignor shall be reinstated and revived and the rights of Secured Party shall continue with regard to such amounts, all as though they had never been paid, and this Assignment shall continue to be effective or be reinstated, as the case may be.

6.	RIGHTS OF LENDER; WAIVERS

6.1.          Rights of Lender. Assignor authorizes Secured Party to perform any or all of the following acts at any time in its sole discretion, all without notice to Assignor and without affecting Secured Party’s rights or Assignor’s obligations under this Assignment:

(a)           Secured Party may alter any terms of the Note, including renewing, compromising, modifying, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Indebtedness or any part of it;

(b)           Secured Party may take and hold security for the Indebtedness, accept additional or substitute security for the Indebtedness, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security;

(c)           Secured Party may direct the order and manner of any sale of all or any part of any security now or later to be held for the Indebtedness, and Secured Party may also bid at any such sale and may apply all or any part of the Indebtedness against the amount so bid;

(d)           Secured Party may apply any payments or recoveries from Assignor or any other source, and any proceeds of any security, to the Indebtedness in any manner, order and priority as Secured Party may elect, whether that obligation is secured by this Assignment or not at the time of the application;

(e)           Secured Party may substitute, add or release any one or more makers, Assignor, Guarantor, any other guarantors or endorsers; and

(f)           In addition to the Note, Secured Party may extend other credit to Assignor, and may take and hold security for the credit so extended, whether or not such security is also security for the Indebtedness, all without affecting Secured Party’s rights or Assignor’s liability under this Assignment.

6.2.          Assignor’s Waivers. Assignor waives:

(a)            All statutes of limitations as a defense to any action or proceeding brought against Assignor by Secured Party, to the fullest extent permitted by law;

(b)            Any right Assignor may have to require Secured Party to proceed against any other party, proceed against or exhaust any security held from any other party, or pursue any other remedy in Secured Party’s power to pursue;

(c)            To the extent permitted by applicable law, all rights, if any, of redemption, appraisement, valuation, marshalling, stay, execution or moratorium now or hereafter in force under applicable law in order to prevent or delay the enforcement of this Assignment or any of the other Assignment Documents or the absolute sale of the Ownership Interests or any portion thereof;

(d)            Any defense based on any claim that Assignor’s obligations exceed or are more burdensome than those of the Company;

(e)           Any defense based on: (i) any legal disability of Assignor or the Company,( ii) any release, discharge, modification, impairment or limitation of the liability of Assignor or the Company to Secured Party from any cause, whether consented to by Secured Party or arising by operation of law or from any Insolvency Proceeding and (iii) any rejection, disallowance or disaffirmance of the Indebtedness, or any part of it, or any security held for it, in any such Insolvency Proceeding;

(f)           Any defense based on any action taken or omitted by Secured Party in any Insolvency Proceeding involving Assignor or the Company, including, without limitation, filing, defending, settling or obtaining a judgment or order on any proof of claim or any adversary proceeding, making any election to have Secured Party’s claim allowed as being secured, partially secured or unsecured, including any election under 11 U.S.C. Section 1111(b), seeking relief from the automatic stay or adequate protection, including submitting an appraisal of any security, voting to reject or accept or failing to vote on any reorganization plan, making any extension of credit by Secured Party to Assignor or the Company in any Insolvency Proceeding, and the taking and holding by Secured Party of any security for any such extension of credit, whether or not such security is also security for the Indebtedness;

(g)           All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Assignment and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

(h)           Any defense based on or arising out of any defense that the Company or Assignor may have to the payment or performance of the Indebtedness or any part of it;

(i)            Notice in connection with Secured Party’s taking possession or disposing of all of any part of the Ownership Interests, including notice of any sale (or resale) thereof;

(j)            All claims, demands, liabilities and damages occasioned by such taking of possession or disposition; and

(k)            All other requirements as to the times, place and terms of sale and other requirements with respect to Secured Party’s enforcement of its rights hereunder.

6.3.	Waivers of Subrogation and Other Rights and Defenses.

(a)            The obligations of Assignor hereunder are independent of the obligations of the Company, and a separate action or actions may be brought against Assignor, regardless of whether action or suit is brought against the Company, or whether Assignor or the Company are joined in any such action or actions. At the option of Secured Party, Assignor may be joined in any action or proceeding commenced by Secured Party against the Company in connection with or based on the Indebtedness or any security for such obligation, and recovery may be had against Assignor in such action or proceeding without any requirement that Secured Party first assert, prosecute or exhaust any remedy or claim against the Company.

(b)            Upon a default by Assignor, Secured Party in its sole discretion, without prior notice to or consent of Assignor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security that Secured Party may hold for the Indebtedness other than the Ownership Interests hereby encumbered, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Indebtedness or any part of it or make any other accommodation with Assignor or the Company, or (iv) exercise any other remedy against Assignor or the Company or any security other than the Ownership Interests hereby encumbered. With respect to security other than the Ownership Interests hereby encumbered, no such action by Secured Party shall release or limit the liability of Assignor, who shall remain liable under this Assignment after the action, even if the effect of the action is to deprive Assignor of any subrogation rights, rights of indemnity, rights of contribution, or other rights to collect reimbursement from the Company or any other Person for any recovery by Secured Party against Assignor, whether contractual or arising by operation of law or otherwise. After any foreclosure or deed in lieu of foreclosure of any real or personal property pledged to secure the Indebtedness, Assignor shall under no circumstances be deemed to have any right, title, interest or claim in or to such property, whether it is held by Secured Party or any third party.

(c)            Regardless of whether Secured Party may have recovered against Assignor, Assignor hereby waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement or contribution from the Company or any other party for any recovery by Secured Party against Assignor, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise (collectively, “Reimbursement Rights”), (ii) all rights to enforce any remedy that Secured Party may have against the Company, and (iii) all rights to participate in any security now or later to be held by Secured Party for the Indebtedness. To the extent Assignor’s waiver of Reimbursement Rights is found by a court of competent jurisdiction to be void or voidable for any reason, any Reimbursement Rights Assignor may have against the Company or any collateral or security shall be junior and subordinate to any rights Secured Party may have against the Company and to all right, title and interest Secured Party may have in any such collateral or security. If any amount should be paid to Assignor on account of any Reimbursement Rights at any time when the Indebtedness has not been paid in full, such amount shall be held in trust for Secured Party and shall immediately be paid over to Secured Party to be credited and applied against the Indebtedness. The covenants and waivers of Assignor set forth in this Section 6.3(c) shall be effective until the Indebtedness has been paid and performed in full and are made solely for the benefit of Secured Party.

(d)            No provision or waiver in this Assignment shall be construed as limiting the generality of any other provision or waiver contained in this Assignment.

7.	MISCELLANEOUS

7.1.        No Limitation of Liability. Assignor acknowledges that Secured Party has agreed to make the Loan in reliance upon Assignor’s representations, warranties and covenants in this Assignment, all of which shall be deemed continuing and continually remade at all times. It is the intention of Assignor and Secured Party that the provisions of this Assignment shall be controlling over any provisions in the Note which in any way limit the personal liability of Assignor, Guarantor, the Company, any of the Borrower Parties or any other Person, and that Assignor shall be personally liable for any and all of the obligations arising under this Assignment, even if the amount of liability incurred exceeds the amount of the Note.

7.2.          Notices. Notices under this Assignment shall be provided in the manner provided in the Note.

7.3.          Agent for Service of Process. As a further inducement to Secured Party to make the Loan and in consideration thereof, Assignor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the foregoing Section 7.2, Assignor hereby waiving personal service thereof, and Assignor agrees that within thirty (30) days after such mailing, it shall appear or answer to any summons and complaint or other process, and should it fail to appear or answer within said thirty-day period, it shall be deemed in default in any summons and complaint or other process so served.

7.4.          Damage Lawsuit, Consent to Jurisdiction. The sole and exclusive remedy of Assignor for any and all adverse claims against Secured Party is a Damage Lawsuit (hereinafter defined). Assignor hereby represents and warrants to Secured Party that as of the date hereof no such adverse claims exist against Secured Party. Any such Damage Lawsuit, regardless of the procedural form in which it is alleged, will be severed from any enforcement by Secured Party of its legal, equitable and contractual rights, and the Damage Lawsuit cannot be asserted by Assignor as a defense, set-off, recoupment, or grounds for delay, stay, subordination or injunction against any enforcement by Secured Party of its legal, equitable and contractual rights. It is understood and agreed that the designated, exclusive and proper venue of any legal dispute, question or interpretation, claim, declaratory judgment action, bankruptcy or other litigation regarding: (a) any proceeding under the Bankruptcy Code brought by or against Assignor; (b) the enforcement of Secured Party’s rights under or relating in any way to the Note; (c) the prosecution of any Damage Lawsuit alleged against Secured Party by any of the Affiliated Parties; and (d) any other matter regarding this Assignment shall be exclusively and solely decided by the federal court in the State of Illinois or state circuit or district courts sitting in the State of Illinois; and Assignor hereby consents to the exercise or personal jurisdiction over Assignor by, and consents to the laying of venue in, and exclusive jurisdiction of, such courts. As used herein, the term “Affiliated Parties” shall mean individually and collectively, Assignor and all of his Legal Representatives, successors and assigns; the term “Damage Lawsuit” shall mean an action for monetary damages; and the term “Legal Representatives” shall mean any trustee, receiver, custodian and/or any other person appointed or authorized to act in a representative capacity by a court or governmental entity, whether appointed pursuant to the Bankruptcy Code or otherwise.

7.5.         No Third-Party Beneficiary. The provisions of this Assignment are solely for the benefit of Secured Party and its successors and assigns. No provision of this Assignment shall be construed as creating in any party other than the Company, Assignor and Secured Party, and their successors and assigns, any rights of any nature whatsoever.

7.6.         Further Assurances. Upon request by Secured Party, Assignor, at his sole cost and expense, at any time and from time to time, shall, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances, notes, mortgages, security agreements, financing statements and other documents and assurances as Secured Party shall request to protect and preserve the security for the Loan, the priority of the liens created by this Assignment, or Assignor’s performance of his obligations hereunder, or for the better assuring, conveying, mortgaging, assigning and confirming unto Secured Party all property subject to the lien of or a security interest provided for in the Note or property intended so to be, whether now owned by the Company or Assignor, or hereafter acquired. Such acts or assurances shall include, without limitation, recordation of such documents and instruments, at Assignor’s sole cost and expense, as Secured Party may request.

7.7.         Secured Party’s Right to Assign. Secured Party shall have the right any time and from time to time, to sell, assign, participate, pledge, transfer, securitize, syndicate, or otherwise dispose of the Loan, the Note, or any interests therein and/or the Secured Obligations. From and after the date of any such sale, assignment, participation, pledge, transfer, securitization, syndication or other disposition, such transferee shall be entitled to exercise any and all rights and remedies of Secured Party hereunder as fully and with the same force and effect as if such transferee had been named the Secured Party hereunder. Assignor shall not assign, convey or otherwise transfer any of his rights and obligations hereunder.

7.8.         Successors and Assigns. Subject to the provisions of Section 4.1, all of the terms, covenants and conditions contained herein shall apply and be binding upon, and inure to the benefit of, the heirs, personal representatives, successors and permitted assigns of Assignor and Secured Party, respectively, and all Persons claiming by, under or through them.

7.9.          Severability. If any provision in this Assignment is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Assignment to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Assignment shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Assignment shall continue in full force and effect undisturbed and unmodified in any way.

7.10.       Modification. This Assignment and the terms hereof may not be changed, waived, modified, canceled, discharged or terminated orally, but only by an instrument or instruments in writing signed by Assignor and Secured Party.

7.11.       GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. ASSIGNOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY ASSIGNOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS ASSIGNMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. ASSIGNOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ASSIGNOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THE NOTE. ASSIGNOR WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS, OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ASSIGNOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, ASSIGNOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST ASSIGNOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR ASSIGNOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND ASSIGNOR HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

7.12.       Incorporation of Recitals/Exhibits. The recitals set forth at the beginning of this Assignment are true and correct in all respects and are hereby incorporated in their entirety by this reference. The exhibits attached hereto are hereby incorporated in their entirety by this reference.

7.13.       WAIVER OF TRIAL BY JURY. ASSIGNOR, FOR HIMSELF AND ALL PERSONS OR ENTITIES CLAIMING BY, THROUGH OR UNDER HIM, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS HE MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION OR ACTION BROUGHT ON, UNDER OR BY VIRTUE OR RELATING IN ANY WAY TO THIS ASSIGNMENT, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO. THIS WAIVER MAY BE FILED WITH THE CLERK OR JUDGE OF ANY COURT AS A WRITTEN CONSENT TO WAIVER OF JURY TRIAL. ASSIGNOR ACKNOWLEDGES THAT HE HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR SECURED PARTY’S ENTERING INTO THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE INDEBTEDNESS.

7.14.       Joint and Several Liability. The obligations of Assignor and any and all other Borrowing Parties that may be liable hereunder are joint and several.

7.15.       Time is of the Essence. TIME IS OF THE ESSENCE under this Assignment and each and every provision hereof and thereof.

7.16.       Effective Date. The effective date of this Assignment shall be the date on the first page hereof and thereof, respectively, notwithstanding the fact that this Assignment may have been executed on a date prior or subsequent thereto.

7.17.       Counterparts. This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one original. This Assignment shall not be effective unless and until executed and delivered by each of the named Assignor and Secured Party in one or more counterparts. Facsimile signatures hereon shall be treated the same as and provided the same legal significance as original signatures hereon.

7.18.       Counsel. Assignor acknowledges that he has had adequate opportunity to carefully read this Assignment and to consult with an attorney of such Assignor’s choice prior to signing it.

7.19.       Integration. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. This Assignment is intended by the parties to be a fully integrated and final expression of their agreement. This Assignment, the Note, and the other documents securing the Note incorporate all negotiations of the parties and constitute the parties’ entire agreement. Assignor represents that it is relying on no written or oral agreement, representation, warranty or understanding, of any kind made by Secured Party or any employee, attorney or agent of Secured Party except for the agreements of Secured Party set forth herein.

7.20.       Amendment to Governing Agreements.

(a)           Assignor hereby acknowledges and agrees that notwithstanding any provisions of the Governing Agreements to the contrary, Assignor:

(i)           consents to this Assignment, including the pledge and assignment of the Ownership Interests and all other benefits to which the holders of such Ownership Interests may be entitled pursuant to the terms of the Governing Agreements, and Secured Party’s exercise and enforcement of any of its rights and remedies hereunder or otherwise afforded by law or in equity;

(ii)          consents to the absolute and unconditional transfer and assignment of the Ownership Interests and all other benefits to which the holders of such interests may be entitled pursuant to the terms of this Assignment and Secured Party’s exercise and enforcement of its rights and remedies hereunder or otherwise afforded by law or in equity;

(iii)         agrees that transfers of the Ownership Interests and all other benefits to Secured Party hereunder and upon the exercise of any rights and remedies by Secured Party, including one or more sales of the Ownership Interests to Secured Party, its designee and any other purchasers pursuant to this Assignment or any other exercise of Secured Party’s rights and remedies, shall be deemed permissible transfers under the Governing Agreements for all purposes and are hereby irrevocably and unconditionally consented to, without the necessity of obtaining any further consents or approvals, and further without the necessity of complying with any other provision of the Governing Agreements that might otherwise be construed to condition, limit, prohibit, impair or modify in any respect this Assignment or the exercise of Secured Party’s rights and remedies hereunder, at law or in equity, including any options to purchase and any rights of first offer, first opportunity, first refusal and redemption;

(iv)         agrees that, upon written notice to Assignor from Secured Party of its election under this Assignment to exercise all or any portion of the Equity Rights and Bankruptcy Rights, and collect directly any Equity Distributions or other amounts payable to any Assignor in respect of the Governing Agreements (including all distributions of available cash or other distributions or payments of any kind, to the extent not previously paid, whether attributable to the period prior to or after the date of such notice) on account of the Ownership Interests, all such distributions and other amounts shall be paid directly to Secured Party and Secured Party shall automatically be entitled to receive and exercise all rights and benefits to which the holder thereof is entitled pursuant to the terms of the Governing Agreements (including all distributions of available cash or other distributions or payments or any kind, to the extent not previously paid, whether attributable to the period prior to or after the date of such notice), Assignor hereby irrevocably and unconditionally consenting thereto; and

(v)           agrees that, upon written notice to Assignor, from Secured Party of Secured Party’s election to be, or to have its designee or any purchaser, substituted as the holder of any Ownership Interest or portion thereof pursuant to this Assignment, Secured Party, its designee and/or such purchaser, as applicable, shall automatically be deemed to be admitted as a substitute member for such transferring member to the extent of the Ownership Interests so transferred and a member and entitled to receive and exercise all rights and benefits to which the holder thereof is entitled pursuant to the terms of the Governing Agreements, including the right to exercise the Equity Rights and Bankruptcy Rights and receive any Equity Distributions or other amounts payable to a member in respect of the Ownership Interests under the Governing Agreements (including all distributions of available cash or other distributions or payments of any kind, to the extent not previously paid, whether attributable to the period prior to or after the date so transferred), and all such amounts shall be paid as so directed by Secured Party, Assignor hereby irrevocably and unconditionally consenting thereto.

(b)            In the event Secured Party elects to be admitted as a substitute member and/or new member, Secured Party shall be deemed to have assumed and agreed to perform all obligations of the transferring member under the Governing Agreements relating solely to the Assignor’s interest so transferred or the new membership interest from and after the effective date of the transfer or acquisition of such new interest by Secured Party, its designee and/or purchaser and not for the period or to the extent arising prior thereto, and without the necessity of obtaining any further consents or approvals from any other members of the Company (or any other future member of the Company, no consent thereto being implied hereby) or the Company or complying with any of the conditions of the Governing Agreements. Upon receipt of such notice, Assignor shall take (or shall cause the Company to take) such actions as are contemplated in the Governing Agreements, as modified hereby, and otherwise to register and further assure such transfers, admission and/or new acquisition, without cost to Secured Party, its designees and purchasers.

(c)            Assignor hereby covenants to execute and deliver any documents and instruments reasonably required by Secured Party to effectuate the provisions of this Section 7.20, and should Assignor fail to execute and deliver such documents or instruments within five (5) days after request therefor by Secured Party, Assignor hereby appoints Secured Party as his true and lawful attorney-in-fact (which appointment is deemed to be coupled with an interest) to execute and deliver any such documents and instruments as is reasonably necessary to effectuate the provisions of this Section 7.20.

(d)            This Section 7.20 shall be deemed to amend and modify the Governing Agreements until all Secured Obligations have been irrevocably and unconditionally paid and performed in full.

7.21.       Irrevocable Proxy. Solely with respect to Article 8 Matters (as hereinafter defined), Assignor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Assignor’s true and lawful proxy, for and in Assignor’s name, place and stead to vote the Ownership Interests in Property Owner by Assignor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section shall include the right to sign Assignor’s name (as a member of Owner) to any consent, certificate or other document relating to an Article 8 Matter and the Ownership Interests that Applicable Law may permit or require, to cause the Ownership Interests to be voted in accordance with the preceding sentence. Assignor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Ownership Interests that Assignor may have granted or appointed. Assignor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Ownership Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. As used herein, “Article 8 Matter” means any action, decision, determination or election by Owner or its member(s) that its limited liability company interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election. The proxies and powers granted by the Assignor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Assignor’s obligations.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Assignment as of the date first written above.

SECURED PARTY:

GK INVESTMENT PROPERTY HOLDING II,
LLC, a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an
Illinois corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Title:	President

IN WITNESS WHEREOF the parties have executed this Assignment as of the date first written above.

ASSIGNOR:

SPSS DEVELOPER LLC,
a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an Illinois
corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Its:	President

GK STATION PLAZA SELF-STORAGE LLC,
a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an Illinois
corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Its:	President

CONSENT OF COMPANY

STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company (the "Company"), has reviewed the foregoing Assignment and hereby unconditionally and irrevocably consents to and agrees to be bound by the terms and conditions thereof. The Company agrees that the Ownership Interests are securities subject to the provisions of Article 8 of the Code. The Company hereby has marked its books and records (including the membership interest register) to reflect the delivery of the Transfer Power, to Secured Party, and the existence of this Assignment, each of the other Assignment Documents, and the assignments, liens and security and investment property interests created hereby and thereby, and to maintain at all times a copy of this Assignment and each of the other Assignment Documents as a part of its books and records. Upon request of Secured Party, whether pursuant to a sale of one or more Ownership Interests under Section 5.3 of this Assignment or otherwise, the Company shall immediately cause the admission of Secured Party or its designee or any other purchaser to be registered in the books and records of the Company and take all such other actions as may be necessary or requested to effect the transfer and issuance of such Ownership Interests and the admission of Secured Party or its designee or any other purchaser as a member of the Company as contemplated by the Assignment, and further to take all such actions as may be necessary to comply in all respects with applicable Securities Laws in connection with the sale or other transfer of such Ownership Interests and the admission of Secured Party or its designee or any other purchaser. The Company further agrees that, upon request by Secured Party, the Company will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts and instruments as may be required to effectuate the transaction contemplated by this Assignment.

STATION PLAZA SELF-STORAGE LLC,
a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an
Illinois corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Title:	President

EXHIBIT A-1

Description of Pledged Ownership Interests

NAMES AND ADDRESSES	TYPE OF INTEREST	OWNERSHIP INTEREST	FILING LOCATION

SPSS DEVELOPER, LLC, a Delaware limited liability company	Limited Liability Company	60%	Secretary of State of Delaware

GK STATION PLAZA SELF-STORAGE LLC	Limited Liability Company	40%	Secretary of State of Delaware

257 East Main Street, Suite 200, Barrington, Illinois 60010

EXHIBIT A-2

Certificates

STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company

CERTIFICATE

Certificate No. 01	60% of Limited Liability Company Interests

THIS CERTIFICATE (this “Certificate”) is issued by STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company (the “Company”), certifying that SPSS DEVELOPER, LLC, a Delaware limited liability company, is entitled to receive this Certificate as registered owner of sixty percent (60%) of the limited liability company interests in the Company.

This Certificate evidences a limited liability company interest in the Company (a “Membership Interest”) and shall be a security governed by Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect in the State of Delaware and Article 8 of the Uniform Commercial Code of any other jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, and for purposes of Article 8 of the Delaware Uniform Commercial Code, and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction, is a certificated security. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

This Certificate is transferable only on the books of the Company by the registered holder (“Member”) in person or by its duly authorized attorney. The Member by receipt and acceptance of this Certificate, manifests its consent that the Company may treat the registered holder of this Certificate as the true owner hereof for all purposes except as limited by the Company’s Limited Liability Company Agreement dated as of January 8, 2024, as the same may be amended or restated from time to time (the “Operating Agreement”).

THE TRANSFER OF ANY OR ALL OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS OF, AND RESTRICTIONS SET FORTH IN, THE OPERATING AGREEMENT AND THE COLLATERAL ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT DATED JANUARY 10, 2024, IN FAVOR OF GK INVESTMENT PROPERTY HOLDINGS II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ITS SUCCESSORS AND ASSIGNS (THE “PLEDGEE”).

THE COMPANY WILL FURNISH TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE INFORMATION AS TO THE DESIGNATIONS, RELATIVE RIGHTS AND LIMITATIONS APPLICABLE TO THE MEMBERSHIP INTEREST IN THE COMPANY.

THE MEMBERSHIP INTERESTS (THE “SHARES”) REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), OR UNDER ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE LAWS”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED, NOR WILL ANY ASSIGNEE OR TRANSFEREE OF ANY SHARES BE RECOGNIZED BY THE COMPANY AS HAVING ANY INTEREST IN THE COMPANY, IN THE ABSENCE OF EITHER (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE FEDERAL ACT AND ANY STATE LAWS, OR (2) AN OPINION OF COUNSEL PROVIDED TO THE COMPANY AND THE PLEDGEE BY COUNSEL AND IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE COMPANY AND THE PLEDGEE TO THE EFFECT THAT THE REGISTRATION IS NOT REQUIRED UNDER THE FEDERAL ACT AND THE STATE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE LAWS.

IN WITNESS WHEREOF, the Company has executed this Certificate as of January 10, 2024.

COMPANY:

STATION PLAZA SELF-STORAGE LLC,
a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an
Illinois corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Title:	President

STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company

CERTIFICATE

Certificate No. 02	40% of Limited Liability Company Interests

THIS CERTIFICATE (this “Certificate”) is issued by STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company (the “Company”), certifying that GK STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company, is entitled to receive this Certificate as registered owner of forty percent (40%) of the limited liability company interests in the Company.

This Certificate evidences a limited liability company interest in the Company (a “Membership Interest”) and shall be a security governed by Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect in the State of Delaware and Article 8 of the Uniform Commercial Code of any other jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, and for purposes of Article 8 of the Delaware Uniform Commercial Code, and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction, is a certificated security. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

This Certificate is transferable only on the books of the Company by the registered holder (“Member”) in person or by its duly authorized attorney. The Member by receipt and acceptance of this Certificate, manifests its consent that the Company may treat the registered holder of this Certificate as the true owner hereof for all purposes except as limited by the Company’s Limited Liability Company Agreement dated as of January 8, 2024, as the same may be amended or restated from time to time (the “Operating Agreement”).

THE TRANSFER OF ANY OR ALL OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS OF, AND RESTRICTIONS SET FORTH IN, THE OPERATING AGREEMENT AND THE COLLATERAL ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT DATED JANUARY 10, 2024, IN FAVOR OF GK INVESTMENT PROPERTY HOLDINGS II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ITS SUCCESSORS AND ASSIGNS (THE “PLEDGEE”).

THE COMPANY WILL FURNISH TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE INFORMATION AS TO THE DESIGNATIONS, RELATIVE RIGHTS AND LIMITATIONS APPLICABLE TO THE MEMBERSHIP INTEREST IN THE COMPANY.

THE MEMBERSHIP INTERESTS (THE “SHARES”) REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), OR UNDER ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE LAWS”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED, NOR WILL ANY ASSIGNEE OR TRANSFEREE OF ANY SHARES BE RECOGNIZED BY THE COMPANY AS HAVING ANY INTEREST IN THE COMPANY, IN THE ABSENCE OF EITHER (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE FEDERAL ACT AND ANY STATE LAWS, OR (2) AN OPINION OF COUNSEL PROVIDED TO THE COMPANY AND THE PLEDGEE BY COUNSEL AND IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE COMPANY AND THE PLEDGEE TO THE EFFECT THAT THE REGISTRATION IS NOT REQUIRED UNDER THE FEDERAL ACT AND THE STATE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE LAWS.

IN WITNESS WHEREOF, the Company has executed this Certificate as of January 10, 2024.

COMPANY:

STATION PLAZA SELF-STORAGE LLC,
a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an
Illinois corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Title:	President

EXHIBIT B

Intentionally Omitted

EXHIBIT C

Irrevocable Transfer Power

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer sixty percent (60%) of limited liability company interests (the “Ownership Interests”) in STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company (the “Company”), in the undersigned’s name on the books of the Company represented by Certificate No. 01 herewith, to ________________________________ .

The undersigned does hereby irrevocably constitute and appoint GK INVESTMENT PROPERTY HOLDINGS II, LLC, a Delaware limited liability company, as attorney in fact to transfer the said Ownership Interests on the books of said Company, with full power and substitution in the premises.

Dated: _______________, _______

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned has duly executed this Irrevocable Transfer Power as of the date first written above.

SPSS DEVELOPER LLC,
a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an Illinois
corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Its:	President

Irrevocable Transfer Power

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer forty percent (40%) of limited liability company interests (the “Ownership Interests”) in STATION PLAZA SELF-STORAGE LLC, a Delaware limited liability company (the “Company”), in the undersigned’s name on the books of the Company represented by Certificate No. 02 herewith, to ________________________________ .

The undersigned does hereby irrevocably constitute and appoint GK INVESTMENT PROPERTY HOLDINGS II, LLC, a Delaware limited liability company, as attorney in fact to transfer the said Ownership Interests on the books of said Company, with full power and substitution in the premises.

Dated: _______________, _______

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned has duly executed this Irrevocable Transfer Power as of the date first written above.

GK STATION PLAZA SELF-STORAGE LLC,
a Delaware limited liability company

By:	GK DEVELOPMENT, INC., an Illinois
corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Its:	President

EXHIBIT D

Filing Locations for UCC Financing Statements: Secretary of State of Delaware.